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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  January 5, 1996



                              Magma Copper Company
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             (Exact name of registrant as specified in its charter)



         Delaware                   1-10122              86-0219794
______________________________________________________________________________
(State or other jurisdiction  (Commission File No.)   (I.R.S. Employer
of corporation)                                       Identification No.)



7400 N. Oracle Rd.
Tucson, Arizona                                            85704
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(Address of principal                                   (Zip Code)
  executive offices)



Registrant's telephone number, including area code:   (520) 575-5600



                                  N/A
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       (Former name or former address, if changed since last report.)






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Item 1. CHANGES IN CONTROL OF REGISTRANT.

         On January 5, 1996, a change in control of Magma Copper Company, a Delaware corporation (the "Company"), occurred when BHP Sub Inc., a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of The Broken Hill Proprietary Company Limited, a Victoria, Australia corporation ("BHP"), announced that it would accept for payment all shares of capital stock of the Company validly tendered pursuant to a cash tender offer commenced on December 5, 1995 (the "Offer").

         The following shares were acquired upon consummation of the Offer: (i) 51,000,596 shares of common stock, par value $0.01 per share (the "Common Shares"), of the Company, at a price of $28.00 per share net to the seller in cash; (ii) 1,230,962 shares of 5-5/8% Cumulative Convertible Preferred Stock, Series D, par value $0.01 per share (the "Series D Preferred Shares") of the Company, at a price of $96.544 per share net to the seller in cash and (iii) 1,417,432 shares of 6% Cumulative Convertible Preferred Stock, Series E, par value $0.01 per share (the "Series E Preferred Shares" and, together with the Common Shares and the Series D Preferred Shares, the "Shares") of the Company, at a price of $100.646 per share net to the seller in cash. In addition, on January 10, 1996, Purchaser acquired 17,500 Series D Preferred Shares (representing 1.31% of such shares) and 25,800 Series E Preferred Shares (representing 1.76% of such shares) from a single holder at the same price and on the same terms as Shares accepted in the Offer. The aggregate number of Shares held by Purchaser after such acquisition represents approximately
99.2%, 93.1%, and 90.3% of the total number of Common Shares, Series D Preferred Shares and Series E Preferred Shares outstanding, respectively. Because the Series D Preferred Shares and the Series E Preferred Shares are convertible at any time into Common Shares, the number of shares outstanding of any class is subject to change.


         The Offer was conducted pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 30, 1995, by and among BHP, BHP Holdings (USA) Inc. ("Sub"), a Delaware corporation and an indirect subsidiary of BHP, Purchaser and the Company, pursuant to which Purchaser is to acquire the Company in a two-step transaction. Under the Merger Agreement, Purchaser agreed
(i) to purchase all outstanding Shares of the Company validly tendered in the Offer, and (ii) that each Share not acquired by Purchaser pursuant to the Offer or otherwise would be exchanged for the same consideration payable pursuant to the Offer in cash upon the contemplated merger (the "Merger") of Purchaser with and into the Company. Pursuant to the Merger Agreement, the parties will cause the Merger to become effective as soon as practicable after the expiration of the Offer without a meeting of stockholders of the Company in accordance with
Section 253 of the Delaware General Corporation Law.

         Purchaser has estimated that the total amount of funds required by Purchaser to purchase the Shares pursuant to the Offer and the Merger and to pay related fees and expenses will be approximately U.S.$1.83 billion, of which
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approximately $1.69 billion was paid to purchase Shares tendered pursuant to the
Offer. BHP has informed the Company that it has obtained such funds through intercompany funding arrangements.

         The cash needs of the BHP group of companies (the "BHP Group") are generally financed through arrangements with BHP Finance Limited ("BFL"), a wholly owned subsidiary of BHP. BFL in turn may, from time to time, borrow funds pursuant to its general corporate financing program.

         BFL has access to a variety of sources of financing including a number of credit agreements and standby facilities. BFL has access to additional financing through a number of major banks with whom it has working relationships. In order to meet the forecasted general corporate cash needs of the BHP Group (including cash which may be used to purchase the Shares pursuant to the Offer), BFL has recently entered into additional loan agreements in an aggregate amount of approximately Australian Dollars $2 billion. The maturities of BFL's borrowings generally vary from one to ten years and the interest rates are generally linked to LIBOR or Australian Bank Bill Rates, and generally are payable at periods of one, three or six months.

         All current and anticipated borrowings of BFL are unsecured; however, the payment obligations of BFL are guaranteed by BHP. It is expected that the cash flow of the BHP Group, in the ordinary course of business, will be sufficient to enable BFL to repay its borrowings.

         The information contained in this Current Report concerning BHP, BFL, Sub, Purchaser and their respective affiliates either is based on information set forth in Purchaser and its affiliates' Schedule 13D filed with respect to the Company or has been furnished to the Company by BHP.

         The Merger Agreement provides that, promptly upon the purchase by Purchaser of such number of Shares as represents at least a majority of the outstanding Common Shares (on a fully diluted basis) and from time to time thereafter, Purchaser shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company (the "Board of Directors") as will give Purchaser representation on the Board of Directors equal to the product of (a) the number of directors on the Board of Directors (after giving effect to the appointment of such directors) and (b) the percentage that such number of Common Shares so purchased bears to the number of Common Shares outstanding, and the Company will, upon request by Purchaser, promptly (i) increase the size of the Board of Directors to the extent permitted by its Restated Certificate of Incorporation and By-Laws of the Company (and amend the Restated Certificate of Incorporation and By-Laws, if so required, to increase the size of the Board of Directors to allow for such additional directors), and/or (ii) take all steps necessary and appropriate to secure the resignations of such number of directors as is necessary to enable BHP's


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designees to be elected to the Board of Directors (and will hold a Board of
Directors meeting for such purpose); provided, however, that the Company is required to maintain no fewer than three (3) Continuing Directors (as such term is defined in its Restated Certificate of Incorporation of the Company) of whom at least two are Independent Directors (as such term is defined in the Standstill Agreement, dated November 30, 1988, between the Company and Warburg, Pincus Capital Company, L.P.); and (iii) shall cause BHP's designees to be so elected.

         On January 8, 1996, following the acceptance for payment by Purchaser of Shares tendered pursuant to the Offer, Messrs. Christopher W. Brody, Judd R. Cool, Pedro-Pablo Kuczynski, Thomas W. Rollins, Henry B. Sargent, Simon D. Strauss and John L. Vogelstein resigned from the Board of Directors and seven designees of BHP -- Messrs. Glen F. Andrews, Robert N. Hickman, Ross N. James, T. Rognald Dankmeyer, Donald E. Egan, Stefano Giorgini and A.E. Michael Anglin -- were elected by the directors then in office. Information regarding such persons is contained in the Information Statement pursuant to Section 14(f) of the Exchange Act sent to the holders of Common Shares.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Business Acquired:   None

         (b) Pro Forma Financial Information:   None

         (c) Exhibits:

                  1. Agreement and Plan of Merger, dated as of November 30, 1995, by and among The Broken Hill Proprietary Company Limited, BHP Holdings
                      (USA) Inc., BHP Sub Inc. and Magma Copper
                      Company. (incorporated herein by reference from exhibit 1 to the Company's Solicitation/ Recommendation Statement on Schedule 14D-9, filed with the Securities and Exchange Commission on December 5, 1995)



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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act, of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            MAGMA COPPER COMPANY



Date:  January 17, 1996                     By: /s/ Douglas J. Purdom
                                               ----------------------
                                               Name:  Douglas J. Purdom
                                               Title: Vice President